SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                           --------------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934




                                NOVEMBER 18, 2002
                Date of report (Date of earliest event reported)


                              NEW ULM TELECOM, INC.
             (Exact Name of Registrant as Specified in Its Charter)



          MINNESOTA                    0-3024                   41-0440990
(State or Other Jurisdiction        (Commission               (IRS Employer
      of Incorporation)             File Number)          Identification Number)

                             27 N. MINNESOTA STREET
                             NEW ULM, MN 56073-0697
          (Address of Principal Executive Offices, including Zip Code)




                                 (507) 354-4111
              (Registrant's Telephone Number, including Area Code)

ITEM 4   CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

         On November 18, 2002, the company engaged Kiesling Associates LLP ("Kiesling") as its independent accountant for the fiscal year ending December 31, 2002. During the two most recent fiscal years and through November 18, 2002, the company did not consult with Kiesling regarding (1) the application of accounting principles to a specific completed or proposed transaction, (2) the type of audit opinion that might be rendered on the company's financial statements, or (3) the subject matter of a disagreement or reportable event with the former auditor (as described in Regulation S-K Item 304(a)(1)(v)).

         On November 18, 2002, the company dismissed Olsen Thielen and Co., Ltd. ("O & T") as its independent accountant. The reports of O & T on the financial statements for the past two fiscal years contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. The audit committee of the board of directors approved the decision to change independent accountants. In connection with its audits for the two most recent fiscal years and through November 18, 2002, there were no disagreements with O & T on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of O & T, would have caused O & T to make reference thereto in its report on the company's financial statements. During the two most recent fiscal years and through November 18, 2002, there were no reportable events (as defined in Regulation S-K
Item 304(a)(1)(v)). O & T has furnished the company with a letter addressed to the SEC stating that it agrees with the above statements. A copy of this letter is included as an exhibit to this report.


ITEM 7   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         (c)      Exhibits.

                  16       Letter re Change in Certifying Accountant.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on November 19, 2002.

                                  NEW ULM TELECOM, INC.

                                  By:  /s/ Bill Otis
                                       ------------------------------------
                                           Bill Otis
                                           President and Chief Executive Officer

                                  EXHIBIT INDEX

EXHIBIT
NUMBER            DESCRIPTION
-------           -----------

16                Letter re Change in Certifying Accountant.